UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2009

Smart Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2009, C. James Meese, Jr. resigned from his position as Interim President and Chief Executive Officer of Smart Online, Inc. (the “Company”) in order to attend to his family business. Mr. Meese will continue to serve as a member of the Company’s Board of Directors, as Chairman of the Audit Committee and as a member of the Company’s Nominating Committee and Corporate Governance and Nominating Committee.

On the same day, the Board of Directors accepted the resignation of Mr. Meese, and appointed Dror Zoreff, a current member of the Company’s Board of Directors and Chairman of the Board, as Interim President and Chief Executive Officer, pending the selection of a permanent replacement.

Mr. Zoreff, 64, has served on the Company’s Board of Directors since April 1, 2008, and as its Chairman of the Board since May 19, 2009.  Mr. Zoreff’s biography is included on page 3 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2009, and the text of that biography is incorporated herein by reference. Mr. Zoreff’s present compensation of $5,000 per month remains unchanged on account of his appointment as Interim President and Chief Executive Officer. Mr. Meese will continue to receive $2,000 per month for his services as a director; his severance arrangement with respect to his Interim President and Chief Executive Officer position has not yet been determined.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Resignation Letter of C. James Meese, Jr., dated November 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

November 24, 2009	By:	/s/Dror Zoreff
Name: Dror Zoreff
Title: Chairman of the Board